EXHIBIT 23

Consent of Independent Accountants

      As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into USFreightways' previously filed Registration Statements File numbers 33-57634, 33-58290, 33-63628, 33-79160,
333-79219 and 333-63492.


/s/ Arthur Andersen LLP

Arthur Andersen LLP
Chicago, Illinois
March 22, 2002